Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On April 1, 2015, the Company completed the previously announced acquisition of 100% of the Alkali Chemicals business from FMC Corporation (“Alkali” or “Alkali Chemicals”) for an aggregate purchase price of approximately $1.65 billion in cash (the “Alkali Transaction”).

The following unaudited pro forma condensed combined balance sheet as of March 31, 2015 is based upon and derived from the historical financial information of Tronox and Alkali Chemicals.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 were prepared based on (i) the historical consolidated statement of operations of Tronox for the three months ended March 31, 2015 and the year ended December 31, 2014 and (ii) the historical combined statement of operations of Alkali Chemicals for the three months ended March 31, 2015 and the year ended December 31, 2014.

The Transaction has been accounted for as a business combination using the acquisition method of accounting under the provisions of Financial Accounting Standards Board, Accounting Standards Codification Topic 805, Business Combinations. The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

•	effect of application of the acquisition method of accounting in connection with the Transaction referred to above;

•	effect of issuing $600 million 7.5% senior notes due March 15, 2022 (the “Offering”) to partially fund the Transaction;

The unaudited pro forma condensed combined statement of operations and related notes thereto for the three months ended March 31, 2015 and for the year ended December 31, 2014 gives effect to the Transaction and the Offering as if they occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet at March 31, 2015 is presented as if the Transaction and the Offering occurred on March 31, 2015. The unaudited pro forma condensed combined financial statements are provided for informational purposes in accordance with Article 11 of Regulation S-X of the U.S. Securities and Exchange Act of 1933 and do not purport to present our results of operations or financial position, had the Transaction and the Offering occurred on the dates indicated and are not intended to present our results of operations or financial position for any future period. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any pro forma adjustments to reflect expected cost savings or restructuring actions, which may be achievable or the impact of any non-recurring activity and one-time transaction related costs.

The unaudited pro forma adjustments are based on available information and assumptions, described in the accompanying notes to the unaudited pro forma condensed combined financial information that Tronox management believes are reasonable under the circumstances. The analysis of the fair value of certain assets acquired and liabilities assumed is based on the Income and Cost Approach, as well as the Comparable Sales Method for the valuation of inventory.

Certain financial information of Alkali Chemicals as presented in its respective combined financial statements has been reclassified to conform to the historical presentation in Tronox’s consolidated financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information.

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Tronox Limited
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2015
(Millions of U.S. dollars)

	Historical		Pro Forma Adjustments
	Tronox	Alkali Chemicals	Offering	Transaction	Ftn	Tronox Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$1,139	$—	$—	$(1,048)	(a)	$91
Restricted cash	608	—	—	(600)	(a)	8
Accounts receivable, net of allowance for doubtful accounts	298	150	—	(3)	(m)	445
Inventories, net	754	30	—	16	(d)	800
Prepaid and other assets	29	26	—	3	(m)	58
Deferred tax assets	12	—	—	—		12
Total current assets	2,840	206	—	(1,632)		1,414
Noncurrent Assets
Equity method investment	—	20	—	(20)	(d)	—
Property, plant and equipment, net	1,185	350	—	410	(d)	—
			—	4	(n)	1,949
Mineral leaseholds, net	1,020	23	—	719	(d)	1,762
Intangible assets, net	265	—	—	1	(d)	266
Inventories, net	56	—	—	—		56
Long-term deferred tax assets	9	—	—	—		9
Other long-term assets	61	3	13	—	(b)	77
Total assets	$5,436	$602	$13	$(518)		$5,533

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$139	$45	$—	$1	(d)	$185
Accrued liabilities	95	25	13	—	(b)
			—	29	(e)
			—	2	(f)	164
Accrued customer rebates	—	1	—	—		1
Long-term debt due within one year	18	—	—	—		18
Income taxes payable	23	—	—	—		23
Deferred tax liabilities	9	—	—	—		9
Total current liabilities	284	71	13	32		400
Noncurrent Liabilities
Long-term debt	2,970	90	—	—
			—	(90)	(g)	2,970
Pension and postretirement healthcare benefits	167	—	—	—		167
Asset retirement obligations	81	—	—	—		81
Long-term deferred tax liabilities	191	40	—	(40)	(d), (o)	191
Other long-term liabilities	85	5	—	3	(d)
			—	4	(n)	97
Total liabilities	3,778	206	13	(91)		3,906
Contingencies and Commitments
Shareholder’s Equity
Tronox Limited Class A ordinary shares	1	—	—	—		1
Tronox Limited Class B ordinary shares	—	—	—	—		—
Capital in excess of par value	1,483	396	—	(486)	(h)
			—	90	(g)	1,483
Retained earnings	451	—	—	(29)	(e)
			—	(2)	(f)	420
Accumulated other comprehensive loss	(443)	—	—	—		(443)
Total shareholder’s equity	1,492	396	—	(427)		1,461
Noncontrolling interest	166	—	—	—		166
Total equity	1,658	396	—	(427)		1,627
Total liabilities and equity	$5,436	$602	$13	$(518)		$5,533

See Notes to unaudited pro forma condensed combined financial statements.

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Tronox Limited
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2014
(Millions of U.S. dollars, except share and per share data)

	Historical		Pro Forma Adjustments
	Tronox	Alkali Chemicals	Offering	Transaction	Ftn	Tronox Pro Forma
Net sales	$1,737	$783	$—	$—		$2,520
Cost of goods sold	(1,530)	(620)	—	(11)	(i)
			—	(4)	(j)	(2,165)
Gross Profit	207	163	—	(15)		355
Selling, general and administrative expenses	(192)	(37)	—	—
			—	1	(k)
			—	(2)	(l)	(230)
Research and development expenses	—	(2)	—	2	(l)	—
Restructuring expense	(15)	(1)	—	—		(16)
Income (loss) from operations	—	123	—	(14)		109
Interest and debt expense, net	(133)	(5)	—	5	(g)
			(45)	—	(a)
			(2)	—	(b)	(180)
Net loss on liquidation of non-operating subsidiaries	(35)	—	—	—		(35)
Loss on extinguishment of debt	(8)	—	—	—		(8)
Other income (expense)	27	(1)	—	—		26
Income (loss) before income taxes	(149)	117	(47)	(9)		(88)
Income tax (provision) benefit	(268)	(24)	—	24	(o)	(268)
Net income (loss)	(417)	93	(47)	15		(356)
Net income attributable to noncontrolling interest	10	5	—	—		15
Net income (loss) attributable to Tronox Limited	$(427)	$88	$(47)	$15		$(371)
Loss per share, basic and diluted	$(3.74)				(p)	$(3.25)
Weighted average shares outstanding, basic and diluted (in thousands)	114,281					114,281

See Notes to unaudited pro forma condensed combined financial statements.

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Tronox Limited
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2015
(Millions of U.S. dollars, except share and per share data)

	Historical		Pro Forma Adjustments
	Tronox	Alkali Chemicals	Offering	Transaction	Ftn	Tronox Pro Forma
Net sales	$385	$195	$—	$—		$580
Cost of goods sold	(350)	(158)	—	(3)	(i)
			—	(1)	(j)	(512)
Gross Profit	35	37	—	(4)		68
Selling, general and administrative expenses	(44)	(9)	—	—
			—	6	(k)
			—	(1)	(l)	(48)
Research and development expenses	—	(1)	—	1	(l)	—
Restructuring expense	—	(1)	—	—		(1)
Income (loss) from operations	(9)	26	—	2		19
Interest and debt expense, net	(34)	(1)	—	1	(g)
			(11)	—	(a)
			(1)	—	(b)	(46)
Other income	4	—	—	—		4
Income (loss) before income taxes	(39)	25	(12)	3		(23)
Income tax (provision) benefit	(7)	(4)	—	4	(o)	(7)
Net income (loss)	(46)	21	(12)	7		(30)
Net income attributable to noncontrolling interest	3	—	—	—		3
Net income (loss) attributable to Tronox Limited	$(49)	$21	$(12)	$7		$(33)
Loss per share, basic and diluted	$(0.42)				(p)	$(0.28)
Weighted average shares outstanding, basic and diluted (in thousands)	115,374					115,374

See Notes to unaudited pro forma condensed combined financial statements.

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Tronox Limited

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements
(Millions of U.S. dollars)

1. BASIS OF PRO FORMA PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements have been derived from the application of unaudited pro forma adjustments to Tronox’s historical consolidated financial statements as of and for the three months ended March 31, 2015 and the year ended December 31, 2014, to give effect to pro forma events that are (1) directly attributable to the Transaction and the Offering, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The accompanying unaudited pro forma condensed combined financial statements include the accounts of Tronox and Alkali Chemicals and each of their subsidiaries. All significant account balances and transactions between Tronox and Alkali Chemicals have been eliminated in combination.

Accounting Policies

Following the Transaction, Tronox will conduct a review of the accounting policies of Alkali Chemicals in an effort to determine if differences in accounting policies require adjustment or reclassification of results of operations or reclassification of assets or liabilities to conform to our accounting policies and classifications. As a result of that review, we may identify differences among the accounting policies of Tronox and Alkali Chemicals that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information. During the preparation of this unaudited pro forma combined financial information, we were not aware of any material differences between the accounting policies of Tronox and Alkali Chemicals, except for certain reclassifications necessary to conform to our financial presentation, and accordingly, this unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between Tronox and Alkali Chemicals. Following the Transaction, Tronox will cease using the last-in-first-out method of accounting that was historically applied to certain inventory categories of Alkali Chemicals to conform with Tronox’s inventory valuation methods.

2. PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS

The following unaudited pro forma adjustments were applied to the pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2015 and the year ended December 31, 2014:

(a)	To reflect $600 million of cash from the issuance of unsecured Notes maturing on March 15, 2022 used to fund a portion of the approximately $1.65 billion total Transaction purchase price. The remaining $1.048 billion of consideration was funded from existing cash and cash equivalents of Tronox. The adjustment additionally reflects the related interest expense of $11 million and $45 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, at a rate of 7.5% per annum.

(b)	To reflect deferred financing costs of $15 million incurred in connection with the Offering for professional services provided to Tronox by investment banks, legal counsel, auditors and other advisors. The $13 million reflects deferred financing costs, to be recorded in the second Quarter of 2015, which is in addition to $2 million recorded during the three months ended March 31, 2015. Related deferred financing cost amortization for the three months ended March 31, 2015 and the year ended December 31, 2014 was $1 million and $2 million, respectively.

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(c)	To record the effect of the purchase price allocation based on estimated fair value of net assets acquired. Acquired assets and assumed liabilities of Alkali Chemicals were subjected to detailed valuation analyses to determine their appropriate fair values. The initial valuations were derived from estimated fair value assessments and assumptions used by management, and were preliminary. Further adjustments may result before the end of the measurement period, which ends in March 2016. The preliminary purchase price allocation for the Transaction is as follows:

Acquisition Price Allocation
Cash paid	$1,648

Fair Value of Assets Acquired and Liabilities Assumed:
Current Assets:
Cash	$—
Accounts receivable	147
Inventory	46
Other assets	29
Total Current Assets	222
Investments	—
Other assets	3
Property, plant and equipment, net	764
Mineral rights	742
Non-compete agreement	1
Total Assets	$1,732
Current Liabilities:
Accounts payable	46
Accrued liabilities	25
Accrued customer rebates	1
Total Current Liabilities	72
Other liabilities	12
Total Liabilities	84
Net Assets	$1,648

(d)	To adjust tangible property, including inventory, property, plant, and equipment, and mineral leaseholds, other assets including deferred tax assets, prepaid and other assets as well as certain liabilities assumed in the Transaction including accounts payable, deferred tax liabilities and other long-term liabilities to estimated fair value. Tronox has made certain assumptions resulting in fair value adjustments as an allocation of the total purchase price.

Based on the above reported fair value of property, plant, and equipment, a 10% fluctuation in the percentage of the purchase price allocable to property, plant, and equipment would give rise to an increase or decrease of $5 million to the annual pro forma depreciation expense. Similarly based on the above reported fair value of mineral leaseholds, a 10% fluctuation in the purchase price percentage allocable to mineral leaseholds would give rise to an increase or decrease to annual pro forma depletion expense of less than $1 million.

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A summary of fair value adjustments is presented in the following table:

Alkali Chemical Balance Sheet at March 31, 2015

	Historical Book Value	Adjustment		Fair Value Adjustment		Purchase Accounting Fair Value
Assets:
Cash and cash equivalents	$—	$—		$—		$—
Accounts receivable, net of allowance	150	(3	)(m)	—		147
Inventories	30	—		16	(d)	46
Other current assets	26	3	(m)			29
Total current assets	206	—		16		222

Investments	20	—		(20	)(d)	—
Property, plant, and equipment	350	4	(n)	410	(d)	764
Mineral rights	23	—		719	(d)	742
Non-compete agreement	—	—		1	(d)	1
Other long-term assets	3	—		—		3
Total assets	$602	$4		$1,126		$1,732

Liabilities:
Accounts payable	$45	—		$1	(d)	$46
Accrued liabilities	25	—		—		25
Accrued customer rebates	1	—		—		1
Long-term debt	90	(90	)(g)	—		—
Deferred tax liability	40	—		(40	)(d)	—
Other long-term liabilities	5	4	(n)	3	(d)	12
Total liabilities	$206	$(86)		$(36)		$84

(e)	To reflect estimated acquisition related costs of $29 million expected to be incurred in the second quarter of 2015 in connection with the Transaction.

(f)	To reflect retention bonus accrual of $2 million to be paid in cash to certain Alkali employees upon completion of the service period of 6 months following the Transaction date.

(g)	To remove Alkali Chemicals Sweetwater County, Wyoming 5.6% industrial revenue bonds of $90 million not assumed by Tronox with respect to the Transaction as stated in the terms and conditions of the Sales and Purchase Agreement. The associated interest expense of $1 million and $5 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, were eliminated.

(h)	To eliminate total equity in Alkali Chemicals following the transfer of net assets to Tronox.

(i)	To reflect depreciation expense of $12 million and $49 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, following an increase in the estimated fair value of property, plant and equipment to $764 million, based on the estimated useful life ranging from 5 to 38 years. Historical depreciation expense of Alkali Chemicals in the amount of $9 million and $38 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, were eliminated.

(j)	To record depletion expense of $1 million and $4 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, corresponding to the estimated fair value of mineral leaseholds of $742 million based on units of production method over estimated proven and probable reserves.

(k)	Costs incurred by Tronox during the three months ended March 31, 2015 and the year ended December 31, 2014 in connection with the Transaction in the amount of $1 million and $6 million, respectively, were eliminated, as they are not expected to have a continuing impact on the combined results.

(l)	To reclassify Alkali Chemicals research and development expenses of less than $1 million and $2 million during the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, to conform to Tronox presentation, which includes research and development expenses within selling, general and administrative expenses.

(m)	To reclassify other assets of $3 million from receivable to prepaid and other assets.

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(n)	Reflects $4 million reclassification of customer prepayments from property, plant and equipment to other long-term liabilities.

(o)	Due to net operating loss carryforwards and deferred tax asset valuation allowances in the United States, there was no income tax expense impact for the combined companies upon completion of the Transaction or the Offering. In addition, due to the application of the Internal Revenue Code Section 338(h)(10), we do not expect an impact to deferred tax liabilities or income tax expense as a result of the application of purchase accounting or the Offering.

(p)	The pro forma combined basic and diluted loss per share are calculated based on the number of weighted-average ordinary shares outstanding during three months ended March 31, 2015 and the year ended December 31, 2014. Management considered the effect of potentially dilutive shares, which include options, Series A warrants, and restricted share units. These securities, having an aggregate impact of 6,842,094 and 6,426,554 shares, for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, have not been recognized in the computation of weighted-average diluted shares outstanding due to their anti-dilutive impact.

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